Exhibit 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
November 29, 2013	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. and Virginia Commerce Bancorp, Inc. Announce

Extended Termination Date for Merger

WASHINGTON, D.C. & CHARLESTON, WV—United Bankshares, Inc. (NASDAQ: UBSI) and Virginia Commerce Bancorp, Inc. (NASDAQ: VCBI) announced today that they have entered into a joint waiver and agreement with respect to the Agreement and Plan of Reorganization, dated as of January 29, 2013, as amended, among United Bankshares, Inc. (“United”), its subsidiary George Mason Bankshares, Inc. (“George Mason”) and Virginia Commerce Bancorp, Inc. (“Virginia Commerce”) to (1) extend from November 30, 2013 to January 31, 2014 the termination date for the merger agreement, and (2) establish January 31, 2014 as the closing date for the merger (the “Merger”) of Virginia Commerce with and into George Mason consistent with the currently scheduled data conversion.

On October 17, 2013 and October 21, 2013, respectively, the Merger was approved by the shareholders of Virginia Commerce and United, respectively. United and Virginia Commerce have received regulatory approval for the Merger from the Virginia State Corporation Commission, but have not yet received regulatory approval from the Board of Governors of the Federal Reserve System.

The targeted January 31, 2014 closing date would coordinate closing the Merger of Virginia Commerce with and into George Mason with the planned consolidation (including data conversion) of Virginia Commerce Bank, a wholly owned subsidiary of Virginia Commerce, with and into United Bank, a wholly owned subsidiary of George Mason.

Richard M. Adams, Chairman and Chief Executive Officer of United, stated: “United and Virginia Commerce are pleased to announce that we have agreed to extend our merger termination date and closing date to January 31, 2014, which is also the date of our data conversion. Our merger has now been approved by the shareholders of both companies and by the Virginia State Corporation Commission. We are looking forward to having the largest community bank headquartered in the Washington, D.C. MSA.”

Cautionary Statements Regarding Forward-Looking Information

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements about the Merger between Virginia Commerce Bancorp, Inc. and United Bankshares, Inc. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

In addition to factors previously disclosed in United’s and Virginia Commerce’s reports filed with the Securities and Exchange Commission (“SEC”), the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the United and Virginia Commerce businesses or fully realizing cost savings and other benefits; business disruption following the Merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of United products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Important Additional Information

On October 17, 2013 and October 21, 2013, respectively, the Merger was approved by the shareholders of Virginia Commerce and United, respectively. United and Virginia Commerce have received regulatory approval for the Merger from the Virginia State Corporation Commission Bureau of Financial Institutions, but have not yet received regulatory approval from the Board of Governors of the Federal Reserve System.

For more information about the Merger, see United’s Current Report on Form 8-K filed with the SEC on January 30, 2013, United’s Annual Report on Form 10-K filed with the SEC on February 28, 2013, and the registration statement filed by United with the SEC on Form S-4 on May 29, 2013 (and all subsequent amendments thereof and prospectus supplements thereunder).

Investors can obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. These documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings”.